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                                                                     EXHIBIT 1



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                                      MCRP

                     MAHONEY COHEN RASHBA & POKART, CPA, PC

                                                              March 29, 1996

VIA TELECOPIER

Mr. Michael Bennett
Mr. Patrick Bennett
Mr. Dick Kelley
Mr. William Lester

The Bennett Funding Group, Inc.
Two Clinton Square

Syracuse, NY  13202

                  Re:      The Bennett Funding Group, Inc.

Dear Sirs:

         It has come to our attention that on Thursday, March 28, 1996 the United States Securities and Exchange Commission (the "SEC") commenced an action against, among others, Bennett Funding Group, Inc. ("BFG"), Bennett Management & Development Corporation ("BMDC") and Patrick Bennett ("Bennett").

         Our attorneys have asked your counsel for a copy of the SEC's Complaint and accompanying affidavits but have been told that the same is under seal and cannot be reviewed by us, your auditors, or by our counsel, Herrick, Feinstein LLP. We have also learned that the SEC has alleged that Bennett and BFG sold $55,000,000 of fictitious New York City Transit Authority leases and that BFG on numerous occasions sold the same lease(s) more than once. We further understand from your counsel that the SEC's Complaint alleges that BFG and Bennett lied to its auditors. Finally, we have learned that Patrick Bennett has resigned from BFG and that he was arraigned yesterday on charges of perjury.

                          CERTIFIED PUBLIC ACCOUNTANTS

   111 WEST 40TH STREET, NEW YORK, NY 10018 TEL 212 490-8000 FAX 212 398-0267

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Mr. Michael Bennett
Mr. Patrick Bennett
Mr. Dick Kelley
Mr. William Lester

The Bennett Funding Group, Inc.                                   March 29, 1996

         In light of the serious nature of the foregoing, effective immediately we are withdrawing as your auditors and we withdraw all financial statements and the reports thereon issued by us relating to BFG and its related entities. The audits of those financial statements were based upon, among other things, information given to us by Patrick Bennett and in light of his resignation and the allegations of financial impropriety and our present inability to review the SEC's Complaint and accompanying affidavits, we have no choice but to withdraw our reports on those financial statements. Therefore, you may not use those financial statements for any purpose whatsoever. Please immediately advise your lenders, brokerage firms and others to whom you have previously sent the financial statements of our resignation and the withdrawal of our reports.

                                          Very truly yours,

                                     MAHONEY COHEN RASHBA & POKART, CPA, PC

                                      /s/ MAHONEY COHEN RASHBA & POKART, CPA, PC

cc:      Arthur G. Jakoby, Esquire
         Barry Rashkover, Esquire
         Richard Marshall, Esquire

                          CERTIFIED PUBLIC ACCOUNTANTS

   111 WEST 40TH STREET, NEW YORK, NY 10018 TEL 212 490-8000 FAX 212 398-0267